Exhibit 1

Exhibit 1

CEMEX USA

November 27, 2012

Forward Looking Information

This presentation contains certain forward-looking statements and information relating to CEMEX, Inc. and its subsidiaries (“CEMEX”) that are based on knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the locations in which CEMEX operates, CEMEX’s ability and the ability of its affiliates to comply with the terms and obligations of debt agreements and bond indentures entered into with major creditors to which it is a party, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, CEMEX’s ability to realize cost savings, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright CEMEX, Inc. and its subsidiaries

Strong Position in Key Markets

Cement ‘12e Sales ~11 M mt Aggregates ‘12e Sales ~43 M mt Ready-Mix ‘12e Sales ~12 M m3 Concrete Pipe ‘12e Sales ~1.4 M mt

CEMEX (active/total sites) Cement (11/13) Aggregates (73/105) Ready-Mix (296/444) Concrete Pipe (32/38)

Leveraging a Well-Balanced Business Portfolio

Product Mix – 9M12 Geographical Mix – 9M12

(% of Total Sales) (% of Total EBITDA)

Cement Other

23%

29%

16% 33%

Aggregates Ready-Mix

CA/AZ Other

14% 10%

FL 31%

45% TX

Residential Sector Showing Strong Signs of Recovery

Both multi-family and single-family housing picking up

Housing starts expected to increase 16% to approximately 873k in 2013 Inventory on the market back to normal levels Positive fundamentals: record high affordability, existing pent-up demand Residential sector cement demand expected to increase 14% in 2013

Rate of recovery constrained by foreclosures, shadow vacant inventories and credit availability

Job creation major driver to restore confidence, unleash pent-up demand and mitigate foreclosure overhang

Housing Starts Expected to Reach Steady-State Levels in 4 Years

Housing Starts

(‘000 units)

Multi-Family

2,400

2,200 Single Family

2,000

Steady-

1,800 State 1,600 1,600 1,400 1,200 1,000 800 600 400 200 0

77 79 81 83 85 87 89 91 93 95 97 99 01 03 05 07 09 11 13e 15e 17e

Source: U.S. Census, CX estimates 6

Housing Growth Fueled by Record High Affordability… with Existing Pent-up Demand

US Housing Affordability

(Index)

Affordability Index Index

400 200 300 150 200 100 100 50

0 0

80 85 90 95 00 05 10 15

Cumulative Housing Excess (Shortfall)

(‘000 units)

1,400

(4,200)

01 03 05 07 09 11 13e

Affordability (Avg=100)

Median Existing Home Price (1983=100) Median Income (1983=100)

Source: Moody’s Analytics, CX estimates 7

In Most of Our Key Markets, Rate of Recovery Expected to Outperform National Average

Total Housing Permits (‘000)

300 Florida

250 200

+27%

150 100 50 0

2000 2004 2008 2012 2016

US Average

Permits (‘000) CAGR ‘11-’16

Texas 22%

300

250 +16%

200 150 100 50 0

2000 2004 2008 2012 2016

California

300 250 200

+25%

150 100 50 0

2000 2004 2008 2012 2016

Arizona

300 250 200 150

100 +34%

50 0

2000 2004 2008 2012 2016

Source: U.S. Census, CX estimates 8

Industrial & Commercial Sector Expected to Contribute to Cement Demand Growth

I&C sector growing with nominal spending up 15% this year

Spending growth expected to moderate somewhat in 2013

– Contract awards up 12% for 2012 YTD

– Architectural Billing Index below 50 for the last 4 months

Contract awards expected to increase 20% next year as confidence improves post-election and economic growth accelerates

Cement demand from the I&C sector projected to increase 8.5% in 2013

Supported By Increasing I&C Sector Activity

I&C Contract Awards

(Area—M ft2)

881

+19%

512 431 396 387 347

08 09 10 11 12e 13f

I&C Construction Spending

(Billions of 2011 US$ )

246

+10%

186

145 125 132 119

08 09 10 11 12e 13f

Source: U.S. Census, FW Dodge, CX estimates 10

Public Sector Recovering More Moderately

Public sector nominal YTD spending up by 5%

Nominal highway spending up 3% YTD despite ARRA 62% decline

– Federal (excluding ARRA) up 10%

– State spending up 7%, first increase since 2007

Contract awards for highways down 13% YTD but should recover with federal funding program now in place

MAP21 passed extending federal transportation program to Sept 2014

– US$105 B funding for FY13-14, up slightly from current levels

– Expanded federal direct loan program (TIFIA)

Public sector cement demand expected to increase 2% in 2013

Public Spending Holding Up Despite ARRA Stimulus Wind Down

Public Spending

(Billions of 2011 US$)

494 493 466 Cement Intensity

452 450 (‘000 tons / 2011 $B)

Other 104 434

107 108

89 93 96 91

Utilities 115 117

103 128 118 21 107

Buildings 191 185 168

157 155 158 19

Highways

84 84 87 79 80 81 367

& Streets

2008 2009 2010 2011 2012e 2013f

Source: U.S. Census, PCA, CX estimates 12

In Terms of Cement Demand, Growth in Key Markets Expected to Exceed National Average

Total Portland Cement Consumption (M mt)

25 Florida

20 15

10 +15%

5 0

03 05 07 09 11 13 15 17

US Average

Consumption (M mt) CAGR ‘12-’17

Texas 10%

25

20 +7%

15 10 5 0

03 05 07 09 11 13 15 17

California

25 20

15 +11%

10 5 0

03 05 07 09 11 13 15 17

Arizona

25 20 15 10

+16%

5 0

03 05 07 09 11 13 15 17

Source: USGS, CX estimates 13

Well Positioned to Capitalize on Market Recovery

Incremental Portland Cement Consumption

2012-2017f (M mt)

+15.5

+1.7

+3.7

Key States Account for ~40% of Total

+4.8

National Incremental Demand

+5.3

California Texas Florida Arizona Total

Source: USGS, CX estimates 14

Favorable National Cement Supply/Demand Dynamics Expected

U.S. Cement Supply / Demand Dynamics

(M mt)

123 115

105 Practical Capacity 92

82 77 72

Total Cement Demand

2011 2012 2013 2014 2015 2016 2017

Note: Total cement demand includes Portland, Blended and Masonry cement. Source: USGS, PCA, CX estimates 15

Cement Prices Need To Reflect Cost of Capital

Prices (in real terms) averaged US$154/ton throughout the 70’s

Since then, increasing fuel and energy costs have not been passed on to the market successfully

Stricter environmental regulations will also require additional investment

At current industry prices, averaging US$90/ton, we will not achieve an adequate return on investment

Pricing, more than ever, is an integral element of our efforts that will allow us to recover our cost of capital

2013 Cement Price Increases



$8.8/mt (Jan ’13)
$8.8/mt (Jul ’13)
$8.8/mt (Jan ’13)
$8.8/mt (Jul ’13)
$8.8/mt (Jan ’13)
$8.8/mt (Jul ’13)
$8.8/mt (Jan ’13)
$8.8/mt (Jul ’13)
$8.8/mt (Jan ’13)
$8.8/mt (Jul ’13)
$8.8/mt (Jan ’13)
$8.8/mt (Jul ’13)
CX Cement Plant

Achieving Pricing Excellence is Our #1 Priority Going Forward

17

In Ready-Mix, We Are Increasing Our Effectiveness to Charge for Our Products

Cost Recovery Charges

Productivity Charges

Transfer input cost volatility

Allocate circumstantial or unexpected charges

Fuel Surcharge Environmental Fees Opening Plant Fee

Less than Truck Load Fee Standing Time Fee After Hour Delivery Fee Cancellation / Reschedule Fee

During 9M12, Significant Improvement Has Been Achieved on this Front

Ready-Mix Fees & Surcharges

(US$ M)

~150

YoY % +56% +42% +52%

23 32

9

Cost Recovery Productivity 9M12 Total 9M Potential

Volume Enhancement Initiatives Key to Commercial Strategy

Potential to increase revenue from increased penetration in pavement applications

Pushing value-added infrastructure solutions

Increasing development of Ready-Mix special products

Providing customers with cost saving housing solutions

CEMEX adds value by being a comprehensive solutions provider

Significant Volume Potential From Increase in Penetration of Pavement Applications

Cement Industry Market Potential

(M mt)

~93

~42

Pot. Additional

~31 Volume

~20

17 Current Industry

11 Penetration

4 2

Highways Streets Parking Total

& Roads

% Penetration 25% 14% 10% 18%

Source: PCA, FHWA Highway Statistics Manual, CX estimates

21

Aiming At Increasing Volume of Ready-Mix Special Products

Ready-Mix Special Products

(% of Total Volume)

55%

35%

28%

2011 2012 YTD 2016 Target

Accelerate

Shotcrete

High-Range Water Reducers

Fiber-reinforced

Continuous Effort to Achieve Excellence in Cost Management

Key Cement Variable Costs

Index

110 Raw Materials

100

Fuel

90 Power

80

2008 2009 2010 2011 2012e

Cement Production Cash Costs

9M12 Breakdown (% of Total)

Raw

Power Materials

13% 12%

Fuel 18% 17% Labor

40%

Other

Aiming At Reducing Fuel Costs Through Continuous Management of Fuel Mix

Total Fuels Usage

2012 YTD Fuels Mix (%)

Alt. Fuels

22%

47% Coal

Natural 21%

Gas

11%

Petcoke

Alternative Fuels Usage

Annual Average Substitution Rate (%)

~50%

22.1%

18.2%

13.9%

10.4%

4.8% 7.3%

2007 2008 2009 2010 2011 2012 2016

YTD Target

Examples of Current Alternative Fuels Projects

Clinchfield, GA

Installation of permanent multi-fuel system for burning peanut shells and RDF

Construction underway, commissioning projected for Nov. 2012 Targeting to increase AF substitution rate up to ~79% by 2016

Victorville, CA

Installation of permanent multi-fuel system for burning RDF and wood to supplement existing AF usage (e.g. tires and biosolids) Construction underway, commissioning projected for 2013 Targeting to increase AF substitution rate up to ~43% by 2016

Balcones, TX

Installation of simplified multi-fuel system for burning wood, RDF and other agricultural products on preheater Construction for multi-fuel system has been completed Targeting to increase AF substitution rate up to ~66% by 2016

Extensive Cement Terminal Network

CEMEX (total sites) Cement (13) Import Terminals (11) Land Terminals (46)

Freight Costs Kept Down Relative to Fuel Prices

Freight Cost vs. Diesel Price Evolution

(Index)

180 Avg. Diesel Price

160 +61%

140

Freight Cost

120(US$/ton-mile)

100 +3%

80

60

2009 2010 2011 2012e

Optimization executed via equipment rationalization, operational efficiencies, swaps and continuous network improvements

Source: EIA

New Procurement Initiative Expected to Yield Savings in Spending

CX USA purchases parts, equipment and services from more than 11,000 suppliers

CX Marketplace provides an efficient way to compare prices and place orders

Live since September 24, 2012

More than 1 M negotiated items

Expectations to save 5-10% of total spending annually

After a Decline in Our Operating Results…

EBITDA Evolution – 2006-2011

(US$ M)

2,330

(2,803)

(93)

(325) 920

(214)

2006 Volume Price Variable Cost Fixed Cost 2011

Proforma Actual

… We Have Experienced 15 Consecutive Months of YoY Cement Volume Growth

Domestic Gray Cement Volume

(YoY %)

29.4%

24.9%

20.3% 21.4%

17.1%

12.8% 13.8% 14.1%

6.6% 6.0% 7.4% 7.9%

3.0% 2.7% 2.2%

Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct

2011 2012

Operating Leverage and “Transformation” Translating Into Improved EBITDA Margins

Operating EBITDA Margin

(YoY % Var.)

+5.8pp

+5.4pp

+4.9pp

+3.4pp

4Q11 1Q12 2Q12 3Q12

Incremental 15% 12% 43% 42%

EBITDA Margin

Actively Managing Working Capital to Improve Free Cash Flow

Working Capital

(Average Days)

-33%

89 79

70

60

71 69 59

49 Inventories

49 48 48 48 Receivables

-19 -25 -24 -26 Payables

-12 -13 -12 -11 Other

2009 2010 2011 9M12

Optimizing Business Portfolio Through Selective Divestments

Potential Non-Core Asset Sales 2012e

(US$ M)

71

30

16

25

Sold Under Contract In Negotiation Total Potential

Sales

Recovery, Operational Leverage and Strategy Expected to Provide Promising Returns Over 5 Years

EBITDA Evolution – 2006-2016f

(US$ M)

2,330

(2,803) 560(305) 1,206

1,044

(93)

706

(325)

2006 Volume Price Cost 2011 Volume Price Cost 2016

Proforma Actual Forecast

CEMEX USA

November 27, 2012